Exhibit 99.1

WHITE MOUNTAINS REPORTS BOOK VALUE PER SHARE
OF $373 IN THE THIRD QUARTER

HAMILTON, Bermuda (November 2, 2006) — White Mountains Insurance Group, Ltd. ended the third quarter of 2006 with a fully converted tangible book value per share of $373, an increase of 5.7% for the quarter and 10.8% for the first nine months of 2006, including dividends.

CEO Steve Fass said, “I am very pleased with our growth in tangible book value per share this quarter.  OneBeacon had another excellent quarter, with a combined ratio of 94%.  White Mountains Re, aided by favorable weather, also had a strong quarter, with an 89% combined ratio.  Esurance continues to grow quickly while keeping its loss ratio on target. While our fixed income and equity returns lagged their benchmarks in the quarter, absolute returns were solid, and our investment performance for the first nine months remains strong.”

Adjusted comprehensive net income for the third quarter of 2006 was $211 million, compared to adjusted comprehensive net loss of $131 million in the third quarter of 2005, while for the first nine months of 2006 adjusted comprehensive net income was $377 million, compared to $80 million in the comparable period last year.

Net income for the quarter was $162 million, compared to net loss of $66 million in the third quarter of 2005.  Net income for the first nine months of 2006 was $374 million, up from $257 million in the first nine months of last year.

OneBeacon

OneBeacon’s pre-tax income for the third quarter of 2006 was $107 million, compared to $90 million for the third quarter of 2005.  The GAAP combined ratio was 94% for the third quarter of 2006, compared to 107% for the third quarter of last year. The increase in pre-tax income was primarily due to lower catastrophe losses, $55 million of which were recorded during the third quarter of last year from hurricanes Katrina and Rita, mostly in the specialty property unit.  The increase in pre-tax income was partially offset by lower net realized investment gains as a result of the sale of several highly appreciated common stocks in the third quarter of 2005.  Additionally, the third quarter of 2006 includes a $30 million gain on the sale of the renewal rights of Agri, while the third quarter last year includes a $28 million gain on the sale of NFU.

For the first nine months of 2006, pre-tax income was $247 million, compared to $303 million for the comparable period of 2005. The GAAP combined ratio was 96% for the first nine months of 2006, compared to 99% for the first nine months of last year.  In addition to the items mentioned above, the decline in pre-tax income for the first nine months of 2006 from the comparable prior year period was partially due to a special dividend from Montpelier Re in the prior year’s first quarter, $35 million of which was recorded at OneBeacon, and $20 million of additional losses from hurricanes Katrina, Rita and Wilma recorded in the first six months of 2006.

Net written premiums were down 8% for the quarter and the nine months from the comparable 2005 periods, primarily as a result of the sale of NFU last year.  Excluding NFU, net written premiums were essentially flat for the quarter and the first nine months of 2006 versus the comparable 2005 periods.

Mike Miller, CEO of OneBeacon said, “Our underwriting results were good again in the third quarter, with all three of our business units — specialty, personal, and commercial — producing combined ratios in the high 80s-to-mid 90s.  Our ex-NFU net written premiums were relatively flat quarter over quarter, as increases in specialty lines and commercial lines were offset by lower personal lines premiums.  More importantly, however, our pricing continues to be solid across all three business units.”

White Mountains Re

White Mountains Re’s pre-tax income for the third quarter of 2006 was $110 million, compared to a pre-tax loss of $156 million in the third quarter of 2005.  For the first nine months of 2006, pre-tax income was $131 million, compared to a pre-tax loss of $13 million in the prior year period.  The GAAP combined ratio was 89% for the third quarter and 108% for the first nine months of 2006, compared to 156% and 116% for the comparable periods of 2005.  The prior year periods contain $228 million in pre-tax losses, net of reinstatements and reinsurance, from hurricanes Katrina and Rita.  The first nine months of 2006 include $137 million of pre-tax losses related to the reimbursement of Olympus during the second quarter of 2006 and $86 million, net of reinstatements and reinsurance, related to additional pre-tax losses on hurricanes Katrina, Rita and Wilma recorded in the first six months of 2006.

Net written premiums were down 13% for the quarter, primarily due to lower reinstatement premiums on property catastrophe reinsurance, a reduction in property catastrophe exposed business, a reduction on casualty lines due mainly to pricing, terms and conditions that did not meet White Mountains Re’s pricing guidelines and higher ceding company retentions. Net written premiums were up 2% for the first nine months of 2006, as improved market conditions more than offset the aforementioned reductions.

During the third quarter of 2006, White Mountains Re completed its previously announced sale of Sirius America Insurance Company and recorded a pre-tax gain of $14 million.

Tom Hutton, CEO of White Mountains Re said, “Simply put, it was a great quarter.  There were no headline catastrophe events — it’s the first time in a few years that Mother Nature did not roar in the third quarter.  Additionally, we have significantly enhanced our approach to risk management.”

Esurance

Esurance’s pre-tax income was $2 million in the third quarter and break even for the first nine months of 2006, compared to pre-tax losses of $7 million and $3 million in the comparable periods of 2005.  The GAAP combined ratio was 106% for the third quarter and 107% for the first nine months of 2006, compared to 113% and 107% for the comparable periods of the prior year.  Net written premiums of $164 million for the quarter and $436 million for the nine months were up 65% and 72%, respectively, from the comparable periods of 2005.

Gary Tolman, CEO of Esurance, said, “We are pleased with the strong premium growth and low acquisition costs generated by our national television campaign. Our loss ratio is as expected and the expense ratio is declining nicely as we scale the business.  Esurance continues to provide significant value to our customers, while also building value for our owners.”

Other Operations

White Mountains’ Other Operations segment reported pre-tax income of $7 million for the third quarter of 2006, compared to a pre-tax loss of $58 million for the third quarter of 2005.  The increase was primarily attributable to the Montpelier Re investment, which accounted for $23 million in pre-tax income during the third quarter of 2006 compared to $58 million in pre-tax losses during the third quarter of 2005, partially offset by higher incentive compensation accruals in the third quarter of 2006 compared to the third quarter of last year.

For the first nine months of 2006, the Other Operations segment reported pre-tax income of $33 million versus a loss of $2 million in the comparable period of 2005.  The Montpelier Re investment accounted for $16 million in pre-tax income during the first nine months of 2006, compared to $29 million of pre-tax losses during the first nine months of 2005 that includes $39 million of net investment income from the special dividend. In addition, the first nine months of 2006 included a $21 million realized gain from the redemption of a private equity investment and the first nine months of 2005 included $26 million in other revenue from the settlement of two lawsuits in which White Mountains was a plaintiff.

Investment Activities

The GAAP total return on invested assets for the quarter was approximately 3%.  For the first nine months it was approximately 5%.  Net investment income was $109 million in the quarter, in line with the third quarter of 2005, and $312 million for the first nine months, down 20% from the prior period, primarily due to the receipt in the prior year’s first quarter of a $74 million special dividend from Montpelier Re.

Mark Dorcus, President of White Mountains Advisors, said “Lower interest rates boosted our GAAP fixed income investment returns for the quarter but hurt us relative to the market, as our fixed income portfolio’s duration is still relatively short.  Through the first nine months of this year, our bond returns were solid.  Our third quarter equity returns lagged the S&P 500 as investors, including us, rotated out of the energy/resource and utility sectors. However, for the first nine months of the year, our equities have significantly outperformed the S&P 500.”

Additional Information

On July 17, 2006, in connection with the initial public offering of OneBeacon Insurance Group, Ltd. (“OBIG”), White Mountains undertook an internal reorganization and formed OBIG for the purpose of holding certain of its property and casualty insurance businesses. As a result of the reorganization, certain of White Mountains’ businesses that have been historically reported as part of its Other Operations segment are now owned by OBIG, and accordingly are now included within the OneBeacon segment.  In addition, certain other businesses of White Mountains that will not be held by OBIG following the initial public offering and that have been historically reported as part of its OneBeacon segment are now presented as part of its Other Operations segment.  Prior period financial information for White Mountains’ segments has been restated to conform to the current presentation.

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. The Company expects to file its Form 10-Q with the Securities and Exchange Commission on or before November 9, 2006 and urges shareholders to refer to that document for more complete information concerning White Mountains’ financial results.

Regulation G

This earnings release includes two non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  White Mountains believes these measures to be more relevant than comparable GAAP measures in evaluating White Mountains’ financial performance.

Adjusted comprehensive net income is a non-GAAP financial measure that excludes the change in net unrealized gains and losses from Symetra’s fixed maturity portfolio from comprehensive net income.  In the calculation of comprehensive net income under GAAP, fixed maturity investments are marked-to-market while the liabilities to which those assets are matched are not.  Symetra attempts to earn a “spread” between what it earns on its investments and what it pays out on its products.  In order to try to fix this spread, Symetra invests in a manner that tries to match the duration and cash flows of its investments with the required cash outflows associated with its life insurance and structured settlements products.  As a result, Symetra typically earns the same spread on in-force business whether interest rates fall or rise.  Further, at any given time, some of Symetra’s structured settlement obligations may extend 40 or 50 years into the future, which is further out than the longest maturing fixed maturity investments regularly available for purchase in the market (typically 30 years).  For these long-dated products, Symetra is unable to fully match the obligation with assets until the remaining expected payout schedule comes within the duration of securities available in the market.  If at that time, these fixed maturity investments have yields that are lower than the yields expected when the structured settlement product was originally priced, the spread for the product will shrink and Symetra will ultimately harvest lower returns for its shareholders.  GAAP comprehensive net income increases when rates decline, which would suggest an increase in the value of Symetra — the opposite of what is happening to the intrinsic value of the business.  Therefore, White Mountains’ management and Board of Directors use adjusted comprehensive net income when assessing Symetra’s quarterly financial performance.  In addition, this measure is typically the predominant component of growth in fully converted tangible book value per share, which is used in the calculation of White Mountains’ performance for both the short-term (annual bonus) and long-term incentive plans.  The reconciliation of adjusted comprehensive net income to comprehensive net income is included on page 7.

Fully converted tangible book value per share is a non-GAAP measure which is derived by expanding the GAAP book value per share calculation to include the effects of assumed conversion of all convertible securities and to exclude any unamortized goodwill and net unrealized gains from Symetra’s fixed maturity portfolio.  The reconciliation of fully converted tangible book value per share to book value per share is included on page 6.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements.  The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements.  These forward-looking statements include, among others, statements with respect to White Mountains’:

•                        growth in book value per share or return on equity;

•                        business strategy;

•                        financial and operating targets or plans;

•                        incurred losses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                       projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                        expansion and growth of our business and operations; and

•                        future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                       the risks associated with Item 1A of White Mountains’ 2005 Annual Report on Form 10-K and second quarter 2006 Form 10-Q;

•                        claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

•                        the continued availability of capital and financing;

•                        general economic, market or business conditions;

•                        business opportunities (or lack thereof) that may be presented to it and pursued;

•                        competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•                       changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its clients;

•                        an economic downturn or other economic conditions adversely affecting its financial position;

•                        recorded loss reserves subsequently proving to have been inadequate;

•                        other factors, most of which are beyond White Mountains’ control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions, except share amounts)
(Unaudited)

	September 30,	December 31,	September 30,
	2006	2005	2005
Assets

Fixed maturity investments	$7,089.2	$7,582.7	$7,594.2
Common equity securities	1,042.0	967.8	1,027.3
Short-term investments	1,222.8	727.8	1,000.1
Other investments	498.0	588.1	507.1

Total investments	9,852.0	9,866.4	10,128.7

Reinsurance recoverable on unpaid losses	4,250.3	5,025.7	4,824.0
Reinsurance recoverable on paid losses	89.3	77.0	103.3
Funds held by ceding companies	467.5	620.4	707.6
Insurance and reinsurance premiums receivable	1,002.3	1,014.3	1,039.7
Securities lending collateral	583.8	674.9	786.9
Investments in unconsolidated insurance affiliates	529.1	479.7	486.8
Deferred acquisition costs	333.5	288.4	308.3
Ceded unearned premiums	113.7	200.7	242.2
Accounts receivable on unsettled investment sales	354.1	21.7	27.0
Other assets	1,136.5	1,148.9	1,141.3

Total assets	$18,712.1	$19,418.1	$19,795.8

Liabilities

Loss and loss adjustment expense reserves	$9,114.2	$10,231.2	$10,102.6
Reserves for structured contracts	153.5	224.6	268.3
Unearned insurance and reinsurance premiums	1,714.9	1,582.0	1,717.9
Debt	794.2	779.1	775.2
Securities lending payable	583.8	674.9	786.9
Preferred stock subject to mandatory redemption	254.5	234.0	227.9
Ceded reinsurance payable	135.6	204.5	219.1
Funds held under reinsurance treaties	119.6	171.4	169.9
Accounts payable on unsettled investment purchases	303.5	43.4	162.8
Other liabilities	1,419.6	1,439.8	1,482.4

Total liabilities	14,593.4	15,584.9	15,913.0

Common Shareholders’ Equity

Common shares and paid-in surplus	1,726.7	1,725.3	1,726.9
Retained earnings	2,218.2	1,899.8	1,888.0
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains on investments	169.8	209.7	249.4
Equity in net unrealized gains (losses) from Symetra’s fixed maturity portfolio	(4.1)	24.2	39.4
Net unrealized foreign currency translation gains (losses) and other	8.1	(25.8)	(20.9)

Total common shareholders’ equity	4,118.7	3,833.2	3,882.8

Total liabilities and common shareholders’ equity	$18,712.1	$19,418.1	$19,795.8

Common shares outstanding (000’s)	10,780	10,779	10,774
Common and equivalent shares outstanding (000’s)	10,812	10,814	10,818

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WHITE MOUNTAINS INSURANCE GROUP, LTD.
FULLY CONVERTED TANGIBLE BOOK VALUE PER COMMON AND EQUIVALENT SHARE
(Unaudited)

	September 30,	June 30,	December 31,	September 30,
	2006	2006	2005	2005
Book value per share numerators (in millions):

Common shareholders’ equity	$4,118.7	$3,864.3	$3,833.2	$3,882.8
Benefits to be received from share obligations under employee benefit plans	5.0	5.1	5.1	6.5
Remaining adjustment of subsidiary preferred stock to face value	(65.5)	(72.7)	(86.0)	(92.1)
Book value per share numerator	4,058.2	3,796.7	3,752.3	3,797.2
Equity in net unrealized (gains) losses from Symetra’s fixed maturity portfolio	4.1	69.0	(24.2)	(39.4)
Goodwill	(25.8)	(25.2)	(24.4)	(25.4)
Fully converted tangible book value per common and equivalent share numerator	$4,036.5	$3,840.5	$3,703.7	$3,732.4

Book value per share denominators (in thousands of shares):

Common Shares outstanding	10,780.1	10,780.1	10,779.2	10,773.7
Share obligations under employee benefits plans	32.2	33.4	34.3	44.3
Fully converted tangible book value per common and equivalent share denominator	10,812.3	10,813.5	10,813.5	10,818.0

Book value per common and equivalent share	$375.34	$351.11	$347.00	$351.01
Fully converted tangible book value per common and equivalent share	$373.33	$355.16	$342.51	$345.02

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues:
Earned insurance and reinsurance premiums	$918.9	$982.4	$2,773.4	$2,880.8
Net investment income	108.7	110.8	311.6	389.3
Net realized investment gains	67.8	18.9	202.8	119.3
Other revenue	90.8	65.5	157.1	184.4

Total revenues	1,186.2	1,177.6	3,444.9	3,573.8
Expenses:
Loss and loss adjustment expenses	558.1	929.6	1,885.9	2,119.1
Insurance and reinsurance acquisition expenses	189.3	199.7	562.6	572.9
Other underwriting expenses	122.8	104.4	361.5	352.9
General and administrative expenses	55.8	40.8	125.5	142.0
Accretion of fair value adjustment to loss and loss adjustment expense reserves	6.6	9.1	18.2	28.1
Interest expense on debt	12.9	11.5	36.5	34.8
Interest expense — dividends on preferred stock subject to mandatory redemption	7.6	7.6	22.7	22.7
Interest expense — accretion on preferred stock subject to mandatory redemption	7.3	5.7	20.6	16.1

Total expenses	960.4	1,308.4	3,033.5	3,288.6

Pretax income	225.8	(130.8)	411.4	285.2

Income tax benefit (provision)	(69.3)	55.6	(66.9)	(56.1)

Income before equity in earnings of unconsolidated affiliates	156.5	(75.2)	344.5	229.1

Equity in earnings of unconsolidated insurance affiliates	5.6	8.9	29.4	27.7

Net income	162.1	(66.3)	373.9	256.8

Change in net unrealized gains on investments	112.6	(122.4)	(59.0)	(127.3)
Change in foreign currency translation and other	1.0	1.6	33.9	(67.0)

Comprehensive net income	275.7	(187.1)	348.8	62.5

Add back: Change in net unrealized gains and losses from Symetra’s fixed maturity portfolio	(64.9)	56.3	28.3	17.2

Adjusted comprehensive net income	$210.8	$(130.8)	$377.1	$79.7

Basic earnings per share	$15.05	$(6.16)	$34.72	$23.87

Diluted earnings per share	$15.01	$(6.16)	$34.61	$23.73

Dividends declared and paid per common share	$2.00	$2.00	$6.00	$6.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.

YTD SEGMENT INCOME STATEMENT

(in millions)

(Unaudited)

For the Nine Months Ended September 30, 2006

	OneBeacon	WM Re	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$1,458.1	$943.8	$371.5	$—	$2,773.4
Net investment income	144.1	130.6	13.6	23.3	311.6
Net realized investment gains (losses)	97.9	48.0	7.0	49.9	202.8
Other revenue	48.4	38.2	5.7	64.8	157.1
Total revenues	1,748.5	1,160.6	397.8	138.0	3,444.9
Expenses:
Loss and loss adjustment expenses	891.3	727.3	265.6	1.7	1,885.9
Insurance and reinsurance acquisition expenses	249.8	217.0	95.8	—	562.6
Other underwriting expenses	253.9	70.3	35.9	1.4	361.5
General and administrative expenses	11.6	12.7	0.1	101.1	125.5
Accretion of fair value adjustment to loss and lae reserves	17.3	0.9	—	—	18.2
Interest expense on debt	34.8	1.2	—	0.5	36.5
Interest expense — dividends and accretion on preferred stock subject to mandatory redemption	43.3	—	—	—	43.3
Total expenses	1,502.0	1,029.4	397.4	104.7	3,033.5
Pretax income (loss)	$246.5	$131.2	$0.4	$33.3	$411.4

For the Nine Months Ended September 30, 2005

	OneBeacon	WM Re	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$1,622.0	$1,044.0	$213.0	$1.8	$2,880.8
Net investment income	194.1	109.1	6.5	79.6	389.3
Net realized investment gains (losses)	146.1	31.0	3.3	(61.1)	119.3
Other revenue	48.2	30.4	2.3	103.5	184.4
Total revenues	2,010.4	1,214.5	225.1	123.8	3,573.8
Expenses:
Loss and loss adjustment expenses	1,060.5	914.8	141.5	2.3	2,119.1
Insurance and reinsurance acquisition expenses	300.0	210.8	62.0	0.1	572.9
Other underwriting expenses	244.5	82.1	25.0	1.3	352.9
General and administrative expenses	10.8	9.0	—	122.2	142.0
Accretion of fair value adjustment to loss and lae reserves	19.5	8.6	—	—	28.1
Interest expense on debt	33.1	1.7	—	—	34.8
Interest expense — dividends and accretion on preferred stock subject to mandatory redemption	38.8	—	—	—	38.8
Total expenses	1,707.2	1,227.0	228.5	125.9	3,288.6
Pretax income (loss)	$303.2	$(12.5)	$(3.4)	$(2.1)	$285.2

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WHITE MOUNTAINS INSURANCE GROUP, LTD.

QTD SEGMENT INCOME STATEMENT

(in millions)

(Unaudited)

For the Three Months Ended September 30, 2006

	OneBeacon	WM Re	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$492.6	$285.8	$140.5	$—	$918.9
Net investment income	48.1	46.1	5.2	9.3	108.7
Net realized investment gains (losses)	31.9	6.8	3.5	25.6	67.8
Other revenue	36.6	31.3	1.8	21.1	90.8
Total revenues	609.2	370.0	151.0	56.0	1,186.2
Expenses:
Loss and loss adjustment expenses	292.0	163.1	100.5	2.5	558.1
Insurance and reinsurance acquisition expenses	89.0	65.8	34.5	—	189.3
Other underwriting expenses	84.0	24.8	13.5	0.5	122.8
General and administrative expenses	4.9	5.6	0.1	45.2	55.8
Accretion of fair value adjustment to loss and lae reserves	5.8	0.8	—	—	6.6
Interest expense on debt	12.0	0.4	—	0.5	12.9
Interest expense — dividends and accretion on preferred stock subject to mandatory redemption	14.9	—	—	—	14.9
Total expenses	502.6	260.5	148.6	48.7	960.4
Pretax income (loss)	$106.6	$109.5	$2.4	$7.3	$225.8

For the Three Months Ended September 30, 2005

	OneBeacon	WM Re	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$537.1	$363.5	$81.8	$—	$982.4
Net investment income	56.0	38.9	2.3	13.6	110.8
Net realized investment gains	58.9	12.5	1.1	(53.6)	18.9
Other revenue	40.5	2.8	0.8	21.4	65.5
Total revenues	692.5	417.7	86.0	(18.6)	1,177.6
Expenses:
Loss and loss adjustment expenses	396.2	478.2	54.6	0.6	929.6
Insurance and reinsurance acquisition expenses	102.2	69.6	27.9	—	199.7
Other underwriting expenses	74.2	19.9	9.9	0.4	104.4
General and administrative expenses	(0.3)	2.7	0.1	38.3	40.8
Accretion of fair value adjustment to loss and lae reserves	6.5	2.6	—	—	9.1
Interest expense on debt	10.9	0.6	—	—	11.5
Interest expense — dividends and accretion on preferred stock subject to mandatory redemption	13.3	—	—	—	13.3
Total expenses	603.0	573.6	92.5	39.3	1,308.4
Pretax income (loss)	$89.5	$(155.9)	$(6.5)	$(57.9)	$(130.8)

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WHITE MOUNTAINS INSURANCE GROUP, LTD.
SUMMARY OF GAAP RATIOS AND PREMIUMS
(Unaudited)

Nine Months Ended September 30, 2006	OneBeacon				WM Re	Esurance
	Specialty	Personal (1)	Commercial	Total (2)
GAAP Ratios
Loss and LAE	63%	59%	56%	61%	77%	72%
Expense	31%	33%	39%	35%	31%	35%
Total Combined	94%	92%	95%	96%	108%	107%

Dollars in millions
Net written premiums	$575.8	$450.3	$504.7	$1,526.0	$1,053.6	$436.0
Earned premiums	$536.2	$450.7	$473.5	$1,458.1	$943.8	$371.5

Nine Months Ended September 30, 2005	OneBeacon				WM Re	Esurance
	Specialty	Personal (1)	Commercial	Total (2)
GAAP Ratios
Loss and LAE	67%	60%	57%	65%	88%	66%
Expense	32%	31%	42%	34%	28%	41%
Total Combined	99%	91%	99%	99%	116%	107%

Dollars in millions
Net written premiums	$665.2	$513.8	$467.6	$1,659.5	$1,034.2	$253.4
Earned premiums	$624.5	$533.9	$466.5	$1,622.0	$1,044.0	$213.0

Three Months Ended September 30, 2006	OneBeacon				WM Re	Esurance
	Specialty	Personal (1)	Commercial	Total (2)
GAAP Ratios
Loss and LAE	61%	54%	56%	59%	57%	72%
Expense	33%	36%	37%	35%	32%	34%
Total Combined	94%	90%	93%	94%	89%	106%

Dollars in millions
Net written premiums	$205.0	$157.4	$174.0	$536.2	$286.4	$164.4
Earned premiums	$181.1	$148.9	$162.4	$492.6	$285.8	$140.5

Three Months Ended September 30, 2005	OneBeacon				WM Re	Esurance
	Specialty	Personal (1)	Commercial	Total (2)
GAAP Ratios
Loss and LAE	89%	56%	61%	74%	132%	67%
Expense	34%	27%	40%	33%	24%	46%
Total Combined	123%	83%	101%	107%	156%	113%

Dollars in millions
Net written premiums	$244.9	$171.9	$161.3	$581.0	$329.1	$99.8
Earned premiums	$209.8	$173.7	$152.1	$537.1	$363.5	$81.8

(1)                Includes results of consolidated reciprocals.

(2)                Includes results from runoff operations and eliminations between underwriting units.

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